Exhibit 99.1
NEWS RELEASE
TO BUSINESS EDITOR:
COMM BANCORP, INC. Reports Third Quarter 2008 Earnings
          Clarks Summit, PA, October 15/PR Newswire/-Comm Bancorp, Inc. (Nasdaq:CCBP) today reported third quarter 2008 earnings of $1,475 thousand or $0.84 per share. Year-to-date earnings totaled $4,700 thousand or $2.68 per share. For 2007, comparable earnings were $1,815 thousand or $1.03 per share for the third quarter and $5,200 thousand or $2.90 per share year-to-date.
          For the three months and nine months ended September 30, return on average assets was 1.00% and 1.10%, respectively, in 2008, compared to 1.30% and 1.25% for the comparable 2007 periods. Return on average stockholders’ equity was 10.31% and 11.17%, respectively, for the third quarter and year-to-date 2008, compared to 13.73% and 13.08% for the same periods of 2007.
          “The downturn in the economic cycle and current financial crisis adversely effected our commercial customer base and has had a corresponding negative impact on our profitability during the first nine months of 2008,” stated William F. Farber, Sr., President and Chief Executive Officer. “We experienced increases in net charge-off levels and a reduction in our tax-equivalent net interest margin primarily due to an increase in loans placed on nonaccrual status. Despite these circumstances, our capital position improved in comparison to last year and significantly exceeds regulatory standards for well capitalized institutions,” continued Farber. “I am confident that our strong capital base, favorable liquidity position and prudent management provide the structure we need to weather the current financial storm,” concluded Farber.
HIGHLIGHTS
•	Year-to-date noninterest revenue improved 10.6%.

•	Deposits grew 8.6% over prior year.

•	Leverage ratio improved to 9.81% at the end of the third quarter of 2008 from 9.34% one year ago.
INCOME STATEMENT REVIEW
          Changes in the rates and volumes of earning assets and interest-bearing liabilities for the nine months ended September 30, 2008, resulted in a negligible increase of $17 thousand in tax-equivalent net interest income. A $1,450 thousand decrease in interest expense slightly more than offset a decline of $1,433 thousand in tax-equivalent interest revenue. The decrease in interest expense resulted primarily from a 51 basis point reduction in our cost of funds, as we experienced significant reductions in the rates paid for all interest-bearing liability categories. Average interest-bearing liabilities grew $6.6 million, the effect of which partially offset the reduction in interest expense resulting from the decline in rates. The decline in interest revenue resulted primarily from a 49 basis point decrease in the tax-

equivalent yield on earning assets to 6.55% for the nine months ended September 30, 2008, from 7.04% for the same nine months of 2007. Partially offsetting the decline in the tax-equivalent yield on earning assets was the change in the composition of our earning assets. Average investments decreased $38.3 million or 52.4% comparing the nine months ended September 30, 2008 and 2007. These funds were redirected into loan products bearing higher interest rates. As a result, loans, net of unearned income, grew $39.1 million. Our tax-equivalent net interest margin for the nine months ended September 30, contracted 8 basis points to 4.21% in 2008 compared to 4.29% in 2007. Comparing the second and third quarters of 2008, our net interest margin decreased 25 basis points to 4.06% from 4.31%, respectively.
          For the three months and nine months ended September 30, 2008, the provision for loan losses totaled $400 thousand and $1,013 thousand. For the respective periods of 2007, the provision for loan losses amounted to $75 thousand and $300 thousand. The increase in the provision from 2007 was due to increases in both nonperforming loans and net charge-offs.
          Noninterest revenue for the third quarter rose $41 thousand or 4.6% to $930 thousand in 2008 from $889 thousand in 2007. Despite the housing market debacle, mortgage banking income increased $22 thousand or 22.4%. Service charges, fees and commissions increased $19 thousand. For the nine months ended September 30, 2008, noninterest revenue totaled $2,933 thousand, an increase of $282 thousand or 10.6% from $2,651 thousand for the same nine months of 2007. Revenue received from our Trust and Wealth Management Division primarily accounted for the $109 thousand or 4.6% rise in service charges, fees and commissions. In addition, we experienced a $173 thousand or 63.8% increase in mortgage banking income.
          For the third quarter, noninterest expense increased $162 thousand or 4.1% to $4,083 thousand in 2008 from $3,921 thousand in 2007. Payroll-related expenses rose $111 thousand or 5.4% as a result of additional staffing in the Private Banking and Trust and Wealth Management Divisions, annual merit increases and employee benefit costs. In addition, we experienced a $25 thousand or 4.5% increase in occupancy and equipment expense which resulted from depreciation and maintenance costs associated with our new service offering, CB&T DirectSM. For the nine months ended September 30, 2008, noninterest expense increased $625 thousand or 5.4%.
BALANCE SHEET REVIEW
          Total assets increased $47.1 million to $607.4 million at September 30, 2008, from $560.3 million at September 30, 2007. The balance sheet growth was driven by an increase in total deposits of $43.5 million or 8.6% to $547.6 million at the close of the third quarter of 2008, from $504.1 million one year ago. Reduced tolerance for risk due to the declining stock market, coupled with our new service offering, CB&T DirectSM, and promotional certificate of deposit offerings impacted our deposit gathering. Loans, net of unearned income, rose $23.3 million to $493.9 million at September 30, 2008, from $470.6 million at September 30, 2007. Excess deposits not used to fund loans were directed into our investment portfolio. Available-for-sale investment securities increased $29.6 million to $76.7 million from $47.1 million comparing September 30, 2008 and 2007.

          Stockholders’ equity equaled $56.6 million or $32.45 per share at September 30, 2008, and $53.1 million or $30.24 per share at September 30, 2007. Our Leverage ratio was 9.81% at the close of the third quarter of 2008, an improvement compared to 9.34% one year earlier. The Leverage ratio, as well as all of our capital ratios significantly exceeded regulatory standards for well capitalized institutions. Dividends declared were $0.27 per share for the third quarter and $0.81 per share year-to-date in 2008. Accumulated other comprehensive income decreased $676 thousand from year-end 2007, which resulted directly from a decline in the market value of available-for-sale investment securities.
          Nonperforming assets equaled $18.2 million or 3.69% of loans, net of unearned income and foreclosed assets at September 30, 2008, compared to $7.9 million or 1.67% one year earlier. The weakening in asset quality resulted from increases in nonaccrual loans and accruing loans past due 90 days or more, partially offset by a reduction in foreclosed assets. Loans charged-off, net of recoveries, increased $665 thousand or 236.7% to $946 thousand for the nine months ended September 30, 2008, from $281 thousand for the same period last year. The provision for loan losses increased 237.7% comparing the nine months ended September 30, 2008 and 2007, corresponding with the increase in the volume of nonperforming assets and net charge-offs. The allowance for loan losses equaled $4.7 million or 0.95% of loans, net of unearned income, at September 30, 2008, compared to $4.5 million or 0.95% one year ago.
          Comm Bancorp, Inc. serves six Pennsylvania counties through Community Bank and Trust Company’s 16 community-banking offices and one loan production office. Each office, interdependent with the community, offers a comprehensive array of financial products and services to individuals, businesses, not-for-profit organizations and government entities. In addition, customers can take advantage of KlickSM Banking, on-line banking services, by accessing the Company’s website at http://www.combk.com. The Company’s business philosophy includes offering direct access to senior management and other officers and providing friendly, informed and courteous service, local and timely decision making, flexible and reasonable operating procedures and consistently-applied credit policies.
[TABULAR MATERIAL FOLLOWS].

Summary Data
Comm Bancorp, Inc.
Five Quarter Trend
(In thousands, except per share data)

	Sept. 30,	June 30,	March 31,	Dec. 31,	Sept. 30,
	2008	2008	2008	2007	2007
Key performance data:

Per share data:
Net income	$0.84	$0.95	$0.89	$0.97	$1.03
Cash dividends declared	$0.27	$0.27	$0.27	$0.26	$0.26
Book value	$32.45	$32.14	$31.71	$31.01	$30.24
Tangible book value	$32.25	$31.94	$31.52	$30.81	$30.04
Market value:
High	$44.92	$48.00	$47.25	$52.60	$49.90
Low	$40.75	$41.00	$41.00	$43.90	$46.00
Closing	$42.00	$44.00	$41.00	$43.90	$47.68
Market capitalization	$73,299	$76,902	$71,851	$76,984	$83,736
Common shares outstanding	1,745,220	1,747,774	1,752,457	1,753,622	1,756,204

Selected ratios:

Return on average stockholders’ equity	10.31%	11.85%	11.38%	12.53%	13.73%

Return on average assets	1.00%	1.19%	1.13%	1.21%	1.30%

Leverage ratio	9.81%	9.83%	9.66%	9.54%	9.34%

Total risk-based capital ratio	12.00%	12.28%	11.81%	12.15%	11.85%

Efficiency ratio	66.31%	64.40%	65.24%	62.24%	62.02%

Nonperforming assets to loans, net, and foreclosed assets	3.69%	2.83%	1.86%	1.64%	1.67%

Net charge-offs to average loans, net	0.65%	0.09%	0.02%	0.05%	0.16%

Allowance for loan losses to loans, net	0.95%	1.04%	0.99%	0.98%	0.95%

Earning assets yield (FTE)	6.21%	6.60%	6.85%	7.10%	7.07%

Cost of funds	2.74%	2.88%	3.20%	3.34%	3.38%

Net interest spread (FTE)	3.47%	3.72%	3.65%	3.76%	3.69%

Net interest margin (FTE)	4.06%	4.31%	4.28%	4.43%	4.40%

Comm Bancorp, Inc.
Consolidated Statements of Income
(In thousands, except per share data)

	Sept. 30,	Sept. 30,
Nine Months Ended	2008	2007
Interest income:
Interest and fees on loans:
Taxable	$21,979	$22,847
Tax-exempt	1,694	1,302
Interest and dividends on investment securities available-for-sale:
Taxable	133	1,279
Tax-exempt	1,072	1,111
Dividends	39	64
Interest on federal funds sold	145	75
Total interest income	25,062	26,678

Interest expense:
Interest on deposits	9,269	10,566
Interest on short-term borrowings	178	331
Total interest expense	9,447	10,897
Net interest income	15,615	15,781
Provision for loan losses	1,013	300
Net interest income after provision for loan losses	14,602	15,481

Noninterest income:
Service charges, fees and commissions	2,489	2,380
Mortgage banking income	444	271
Total noninterest income	2,933	2,651

Noninterest expense:
Salaries and employee benefits expense	6,414	5,896
Net occupancy and equipment expense	1,866	1,795
Other expenses	3,834	3,798
Total noninterest expense	12,114	11,489
Income before income taxes	5,421	6,643
Provision for income tax expense	721	1,443
Net income	$4,700	$5,200

Other comprehensive income (loss):
Unrealized holding gains (losses) on investment securities available-for-sale	$(1,024)	$14
Income tax expense (benefit) related to other comprehensive income (loss)	(348)	5
Other comprehensive income (loss), net of income taxes	(676)	9
Comprehensive income	$4,024	$5,209

Per share data:
Net income	$2.68	$2.90
Cash dividends declared	$0.81	$0.78
Average common shares outstanding	1,750,872	1,794,623

Comm Bancorp, Inc.
Consolidated Statements of Income
(In thousands, except per share data)

	Sept. 30,	June 30,	March 31,	Dec. 31,	Sept. 30,
Three months ended	2008	2008	2008	2007	2007
Interest income:
Interest and fees on loans:
Taxable	$7,137	$7,274	$7,568	$7,883	$7,808
Tax-exempt	559	564	571	543	457
Interest and dividends on investment securities available-for-sale:
Taxable	52	38	43	85	265
Tax-exempt	351	357	364	364	370
Dividends	12	15	12	17	32
Interest on federal funds sold	133	10	2	84	68
Total interest income	8,244	8,258	8,560	8,976	9,000

Interest expense:
Interest on deposits	3,017	2,982	3,270	3,541	3,539
Interest on short-term borrowings		50	128	11	28
Total interest expense	3,017	3,032	3,398	3,552	3,567
Net interest income	5,227	5,226	5,162	5,424	5,433
Provision for loan losses	400	283	330	225	75
Net interest income after provision for loan losses	4,827	4,943	4,832	5,199	5,358

Noninterest income:
Service charges, fees and commissions	810	881	798	788	791
Mortgage banking income	120	154	170	104	98
Total noninterest income	930	1,035	968	892	889

Noninterest expense:
Salaries and employee benefits expense	2,169	2,115	2,130	2,108	2,058
Net occupancy and equipment expense	583	645	638	601	558
Other expenses	1,331	1,272	1,231	1,222	1,305
Total noninterest expense	4,083	4,032	3,999	3,931	3,921
Income before income taxes	1,674	1,946	1,801	2,160	2,326
Provision for income tax expense	199	286	236	460	511
Net income	$1,475	$1,660	$1,565	$1,700	$1,815

Other comprehensive income (loss):
Unrealized holding gains (losses) on investment securities available-for-sale	$(686)	$(582)	$244	$225	$412
Income tax expense (benefit) related to other comprehensive income (loss)	(233)	(198)	83	76	140
Other comprehensive income (loss), net of income taxes	(453)	(384)	161	149	272
Comprehensive income	$1,022	$1,276	$1,726	$1,849	$2,087

Per share data:
Net income	$0.84	$0.95	$0.89	$0.97	$1.03
Cash dividends declared	$0.27	$0.27	$0.27	$0.26	$0.26
Average common shares outstanding	1,747,438	1,751,841	1,753,376	1,754,443	1,756,800

Comm Bancorp, Inc.
Details of Net Interest and Net Interest Margin
(In thousands, fully taxable equivalent basis)

	Sept. 30,	June 30,	March 31,	Dec. 31,	Sept. 30,
Three months ended	2008	2008	2008	2007	2007
Net interest income:
Interest income
Loans, net:
Taxable	$7,137	$7,274	$7,568	$7,883	$7,808
Tax-exempt	847	855	865	824	692
Total loans, net	7,984	8,129	8,433	8,707	8,500
Investments:
Taxable	64	53	55	102	297
Tax-exempt	531	542	551	552	560
Total investments	595	595	606	654	857
Federal funds sold	133	10	2	84	68
Total interest income	8,712	8,734	9,041	9,445	9,425
Interest expense:
Deposits	3,017	2,982	3,270	3,541	3,539
Borrowed funds		50	128	11	28
Total interest expense	3,017	3,032	3,398	3,552	3,567
Net interest income	$5,695	$5,702	$5,643	$5,893	$5,858

Loans, net:
Taxable	6.42%	6.62%	6.88%	7.19%	7.30%
Tax-exempt	6.61%	6.40%	6.74%	7.37%	6.99%
Total loans, net	6.44%	6.60%	6.87%	7.20%	7.27%
Investments:
Taxable	5.60%	3.64%	2.98%	3.51%	3.93%
Tax-exempt	7.51%	7.50%	7.57%	7.45%	7.49%
Total investments	7.25%	6.85%	6.64%	6.34%	5.70%
Federal funds sold	1.64%	1.93%	3.26%	4.52%	5.11%
Total earning assets	6.21%	6.60%	6.85%	7.10%	7.07%
Interest expense:
Deposits	2.74%	2.89%	3.20%	3.34%	3.37%
Borrowed funds		2.35%	3.20%	4.19%	5.44%
Total interest-bearing liabilities	2.74%	2.88%	3.20%	3.34%	3.38%
Net interest spread	3.47%	3.72%	3.65%	3.76%	3.69%
Net interest margin	4.06%	4.31%	4.28%	4.43%	4.40%

Comm Bancorp, Inc.
Consolidated Balance Sheets
(In thousands, except per share data)

	Sept. 30,	June 30,	March 31,	Dec. 31,	Sept. 30,
At period end	2008	2008	2008	2007	2007
Assets:
Cash and due from banks	$11,174	$16,944	$12,870	$13,125	$12,967
Federal funds sold	8,000	6,700		8,751	13,000
Investment securities available-for-sale	76,706	31,488	37,915	39,407	47,117
Loans held for sale, net	1,243	925	2,034	1,248	1,764
Loans, net of unearned income	493,948	491,084	497,668	471,344	470,606
Less: allowance for loan losses	4,691	5,101	4,934	4,624	4,454
Net loans	489,257	485,983	492,734	466,720	466,152
Premises and equipment, net	11,345	10,710	10,784	10,891	11,052
Accrued interest receivable	3,072	2,513	2,710	2,634	3,328
Other assets	6,646	6,675	6,561	6,211	4,912
Total assets	$607,443	$561,938	$565,608	$548,987	$560,292

Liabilities:
Deposits:
Noninterest-bearing	$86,417	$81,280	$74,499	$75,232	$78,746
Interest-bearing	461,176	421,252	413,540	416,125	425,304
Total deposits	547,593	502,532	488,039	491,357	504,050
Borrowed funds			18,100
Accrued interest payable	1,446	1,271	1,423	1,308	1,229
Other liabilities	1,779	1,958	2,468	1,949	1,910
Total liabilities	550,818	505,761	510,030	494,614	507,189

Stockholders’ equity:
Common stock, par value $0.33 authorized 12,000,000, shares issued and outstanding 1,745,220; 1,747,774; 1,752,457; 1,753,622; 1,756,204	576	577	578	579	580
Capital surplus	7,661	7,548	7,440	7,326	7,217
Retained earnings	47,949	47,160	46,284	45,353	44,340
Accumulated other comprehensive income	439	892	1,276	1,115	966
Total stockholders’ equity	56,625	56,177	55,578	54,373	53,103
Total liabilities and stockholders’ equity	$607,443	$561,938	$565,608	$548,987	$560,292

Comm Bancorp, Inc.
Consolidated Balance Sheets
(In thousands, except per share data)

	Sept. 30,	June 30,	March 31,	Dec. 31,	Sept. 30,
Average quarterly balances	2008	2008	2008	2007	2007
Assets:
Loans, net:
Taxable	$442,039	$441,648	$442,334	$435,186	$424,486
Tax-exempt	50,964	53,765	51,601	44,350	39,282
Total loans, net	493,003	495,413	493,935	479,536	463,768
Investments:
Taxable	4,546	5,863	7,423	11,521	29,982
Tax-exempt	28,122	29,052	29,270	29,410	29,677
Total investments	32,668	34,915	36,693	40,931	59,659
Federal funds sold	32,297	2,083	247	7,370	5,275
Total earning assets	557,968	532,411	530,875	527,837	528,702
Other assets	30,657	26,983	27,457	27,562	24,292
Total assets	$588,625	$559,394	$558,332	$555,399	$552,994

Liabilities and stockholders’ equity:
Deposits:
Interest-bearing	$437,595	$414,669	$410,927	$420,669	$416,430
Noninterest-bearing	91,084	76,752	72,666	76,877	79,155
Total deposits	528,679	491,421	483,593	497,546	495,585
Borrowed funds		8,575	16,085	1,042	2,043
Other liabilities	3,012	3,065	3,353	2,967	2,908
Total liabilities	531,691	503,061	503,031	501,555	500,536
Stockholders’ equity	56,934	56,333	55,301	53,844	52,458
Total liabilities and stockholders’ equity	$588,625	$559,394	$558,332	$555,399	$552,994

Comm Bancorp, Inc.
Asset Quality Data
(In thousands)

	Sept. 30,	June 30,	March 31,	Dec. 31,	Sept. 30,
At quarter end	2008	2008	2008	2007	2007
Nonperforming assets:
Nonaccrual/restructured loans	$11,155	$11,301	$8,373	$5,352	$5,684
Accruing loans past due 90 days or more	7,085	2,585	840	2,234	1,823
Foreclosed assets			45	125	346
Total nonperforming assets	$18,240	$13,886	$9,258	$7,711	$7,853

Three months ended

Allowance for loan losses:
Beginning balance	$5,101	$4,934	$4,624	$4,454	$4,561
Charge-offs	844	150	46	80	221
Recoveries	34	34	26	25	39
Provision for loan losses	400	283	330	225	75
Ending balance	$4,691	$5,101	$4,934	$4,624	$4,454
SOURCE Comm Bancorp, Inc.
/Contact: MEDIA/INVESTORS, Scott A. Seasock, 570-586-0377 or fax, 570-587-3761, of Comm Bancorp, Inc.
Co: Comm Bancorp, Inc.
St: Pennsylvania
In: Fin

Except for the historical information contained, herein, the matters discussed in this press release are forward-looking statements that involve risks and uncertainties in the banking industry and overall economy. Such risks and uncertainties are detailed in the Company’s Securities and Exchange Commission reports, including the Annual Report on Form 10-K and quarterly reports on Form 10-Q.